                                                                   EXHIBIT 10.61



                       LOAN AND SECURITY AGREEMENT NO. 6

                                     among

                             MHOA TEXAS I, L.L.C.

                                   Borrower

                         PHYSICIAN HEALTH CORPORATION

                                   Guarantor

                                      and

                          DVI FINANCIAL SERVICES INC.

                                    Lender

                           Dated as of June 16, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page
                                                                           ----

Section 1

  DEFINITIONS ...........................................................    1
  Section 1.1.  Specific Definitions ....................................    1
  Section 1.2.  Generally Accepted Accounting Principles and Uniform
   Commercial Code ......................................................    6
  Section 1.3.  Construction ............................................    6

Section 2

  LOAN ..................................................................    6
  Section 2.1.  The Loan ................................................    6
  Section 2.2.  Term and Repayment of Loan ..............................    6
  Section 2.3.  Prepayment ..............................................    7
  Section 2.4.  Late Payments ...........................................    7
  Section 2.5.  Conditions to the Closing ...............................    7

Section 3

  SECURITY INTEREST .....................................................    9
  Section 3.1.  Grant of Security Interest ..............................    9

Section 4

  SPECIFIC REPRESENTATIONS ..............................................   10
  Section 4.1.  Name of Borrower ........................................   10
  Section 4.2.  Mergers and Consolidations ..............................   10
  Section 4.3.  Purchase of Assets ......................................   11
  Section 4.4.  Change of Name or Identity ..............................   11
  Section 4.5.  Corporate Structure .....................................   11

Section 5

  PROVISIONS CONCERNING COLLATERAL ......................................   11
  Section 5.1.  Title ...................................................   11
  Section 5.2.  No Warranties ...........................................   11
  Section 5.3.  Further Assurances ......................................   11
  Section 5.4.  Intentionally Deleted ...................................   12
  Section 5.5.  Lender's Duty of Care ...................................   12
  Section 5.6.  Borrower's Contracts ....................................   12
  Section 5.7.  Reinstatement of Liens ..................................   12

  Section 5.8.  Lender Expenses .........................................   12
  Section 5.9.  Inspection of Collateral and Records ....................   13
  Section 5.10.  Waivers ................................................   13

Section 6

  REPRESENTATIONS AND WARRANTIES ........................................   13
  Section 6.1.  Corporate Status ........................................   13
  Section 6.2.  Authorization ...........................................   14
  Section 6.3.  No Breach ...............................................   14
  Section 6.4.  Taxes ...................................................   14
  Section 6.5.  Deferred Compensation Plans .............................   14
  Section 6.6.  Litigation and Proceedings ..............................   14
  Section 6.7.  Business ................................................   14
  Section 6.8.  Laws and Agreements .....................................   14
  Section 6.9.  Financial Condition .....................................   15
  Section 6.10.  Environmental Laws .....................................   15
  Section 6.11.  Insurance ..............................................   15
  Section 6.12.  Ownership of Property ..................................   15
  Section 6.13.  Health Care Laws .......................................   16
  Section 6.14.  Cumulative Representations .............................   16
  Section 6.15.  Full Disclosure ........................................   16

Section 7

  COVENANTS .............................................................   16
  Section 7.1.  Encumbrance of Collateral ...............................   16
  Section 7.2.  Business ................................................   16
  Section 7.3.  Condition and Repair ....................................   16
  Section 7.4.  Taxes ...................................................   17
  Section 7.5.  Insurance ...............................................   17
  Section 7.6.  Accounting System .......................................   17
  Section 7.7.  Financial Statements ....................................   17
  Section 7.8.  Further Information .....................................   17
  Section 7.9.  ERISA Covenants .........................................   18
  Section 7.10.  Environmental Covenants ................................   18
  Section 7.11.  Restrictions on Merger, Consolidation, Sale of Assets,
   Issuance of Stock, etc ...............................................   18
  Section 7.12.  Health Care Covenants ..................................   19
  Section 7.13.  Distributions ..........................................   19
  Section 7.14.  Capital Expenditures ...................................   19
  Section 7.15.  Other Debt .............................................   19
  Section 7.16.  Debt Service Coverage ..................................   19
  Section 7.17.  Termination of Covenants ...............................   20

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
Section 8

  EVENTS OF DEFAULT .....................................................   20

Section 9

  REMEDIES ..............................................................   22
  Section 9.1.  Specific Remedies .......................................   22
  Section 9.2.  Power of Attorney .......................................   23
  Section 9.3.  Expenses Secured ........................................   24
  Section 9.4.  Equitable Relief ........................................   24
  Section 9.5.  Remedies Are Cumulative .................................   24

Section 10

  INDEMNITY .............................................................   24
  Section 10.1.  General Indemnity ......................................   24
  Section 10.2.  Specific Environmental Indemnity .......................   25

Section 11

  MISCELLANEOUS .........................................................   25
  Section 11.1.  Delay and Waiver .......................................   25
  Section 11.2.  Complete Agreement .....................................   25
  Section 11.3.  Severability; Headings .................................   25
  Section 11.4.  Binding Effect .........................................   25
  Section 11.5.  Notices ................................................   26
  Section 11.6.  Governing Law ..........................................   26
  Section 11.7.  Jurisdiction ...........................................   27
  Section 11.8.  Waiver of Trial by Jury ................................   27

SCHEDULES
  1.1.  Permitted Liens
  3.1   Personal Property
  5.6   Material Contracts
  6.6.  Litigation and Proceedings
  6.11. Insurance
  6.13. Health Care Permits
  7.13. Permitted Distributions

                       LOAN AND SECURITY AGREEMENT NO. 6


          THIS LOAN AND SECURITY AGREEMENT NO. 6 (this "Agreement") is entered into as of June 16, 1997, by and between DVI Financial Services Inc., a Delaware corporation ("Lender"), MHOA Texas I, L.L.C., a Texas limited liability company ("Borrower"), and Physician Health Corporation ("Guarantor").

          In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties agree as follows:


                                   Section 1

                                  DEFINITIONS

           Section 1.1.  Specific Definitions.  The following definitions apply:

          "Account Debtors" mean all customers and other persons who are obligated or indebted in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts.

          "Accounts" mean all accounts, contract rights, instruments, documents, chattel paper and obligations in any form owing to or owned by Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, Seller or the Metroplex Providers whether or not earned by performance; all credit insurance, guaranties, letters of credit, advises of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower, Seller or the Metroplex Providers and Borrower's Books relating to any of the foregoing.

          "Advance" means an advance of loan proceeds constituting all or a part of the Loan.

          "Affiliate" means with respect to any Person any other Person which directly or indirectly Controls, is Controlled by or is under common Control with that Person.

          "Asset Purchase Agreement" means that certain Asset Purchase and Contribution Agreement dated June 16, 1997 among Seller, certain physicians and their professional associations, Borrower and Guarantor.

          "Assignment of Acquisition Instruments" means that certain Assignment of Acquisition Instruments dated as of the date hereof collaterally assigning Borrower's rights under the Asset Purchase Agreement and the other documents delivered to Borrower by Seller pursuant to the Asset Purchase Agreement as security for the Loan, and consented to by Seller.

          "Assignment of Management Services Agreement" means that certain Assignment of Management Services Agreement dated as of the date hereof collaterally assigning Borrower's rights under the Management Services Agreement, including Borrower's security interest in the Accounts as security for the Loan, and consented to by Seller and the Metroplex Providers.

          "Assumption Agreement" means the Assumption Agreement dated as of the date hereof by and between Lender and Seller pursuant to which Seller agrees to assume operations of the assets purchased by Borrower and the Obligations, and consented to by Borrower.

          "Borrower's Books" means all of Borrower's books and records including but not limited to: minute books, ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included therein, except to the extent otherwise permitted by law.

          "Closing Date" means the date of the first Advance of the Loan.

          "Collateral" has the meaning specified in Section 3.1 hereof.

          "Control" means (i) the ownership of a majority of the voting power of all classes of voting stock of a corporation, or (ii) the ownership of a majority of the beneficial interest in income and capital of a person other than a corporation.

          "Distribution" means, with respect to any shares of capital stock or any warrant or right to acquire shares of capital stock or any other equity security, (i) the retirement, redemption, purchase or other acquisition, directly or indirectly, for value by the issuer of any such security, except to the extent that the consideration therefor consists of shares of stock, (ii) the declaration or (without duplication) payment of any dividend in cash, directly or indirectly, on or with respect to any such security, (iii) any investment in the holder of five percent (5%) or more of any such security if a purpose of such investment is to avoid characterization of the transaction as a Distribution, and (iv) any other cash payment constituting a distribution under applicable laws with respect to such security.

          "DVIBC" means DVI Business Credit Corporation, a Delaware corporation.

          "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices, or demand letters issued, entered, promulgated, or approved thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

          "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

          "Event of Default" has the meaning specified in Section 8 hereof.

          "Governmental Authority" means any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

          "Guaranty" means the Unconditional Continuing Guaranty executed by Guarantor unconditionally guaranteeing Borrower's Obligations under this Agreement.

          "Health Care Laws" mean all federal, state and local laws relating to health care providers and health care services, including, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC (S) 1395nn.

          "Indebtedness" of a Person means (i) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby have been assumed; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

          "Lender Expenses" means (i) all costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and reasonable search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof;
(v) all costs or expenses paid by Lender to third parties to convert any data submitted to Lender by Borrower to an acceptable form; and (vi) Lender's reasonable attorneys' fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought.

          "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

          "Loan" means the loan made by Lender to Borrower pursuant to this Agreement.

          "Loan Documents" mean (i) this Agreement; (ii) the Note; (iii) the Security Documents; (iv) the Lock Box Agreement; (v) the Subordination Agreement; and (vi) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

          "Lock Box Accounts" means the deposit accounts with NationsBank, or any subsequent lockbox bank, established and maintained pursuant to either Lock Box Agreement.

          "Lock Box Agreement" means those two (2) certain Lock Box Agreements dated on or about the date hereof among Borrower, NationsBank and DVIBC or its assignee, and any amendments, renewals or replacements thereof.

          "Management Services Agreement" means the Management Services Agreement dated as of June 1, 1997 among Seller, Borrower and the Metroplex Providers.

          "Metroplex Providers" has the meaning set forth in the Management Services Agreement.

          "Note" means the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement.

          "Obligations" mean (i) the due and punctual payment of all amounts due or become due under the Note; (ii) the performance of all obligations of Borrower under this Agreement, the Note and the Other Loan Documents; (iii) all extensions, renewals, modifications, amendments and refinancings of any of the foregoing; (iv) all Lender Expenses; and (v) all loans, advances, indebtedness and other obligations owed by Borrower to DVIBC or Lender under the Other Loan Documents.

          "Other Loan Documents" means those five certain Loan and Security Agreements among Borrower, Guarantor and Lender and that certain Loan and Security Agreement among Borrower, Guarantor and DVIBC, dated on or about the date hereof.

          "Permitted Liens" means (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens are subordinate or have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens granted to DVI or its Affiliates; and (v) Liens existing on the date of this Agreement that are disclosed on Schedule 1.1 hereto.

          "Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

          "Pledge Agreement" means that certain Pledge Agreement (Member Interests) dated on or about the date hereof among Guarantor, Seller, the other members who become a party to the Agreement and Lender.

          "Proceeds" mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

          "Security Documents" means the Guaranty, the Pledge Agreement, the Assignment of Acquisition Agreement, the Assignment of Management Services Agreement and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement to secure repayment of the Loan.

          "Seller" means Metroplex Hematology/Oncology Associates, L.L.P., a Texas limited liability partnership.

          "Stated Rate" means Twelve and 25/100 percent (12.25%) per annum computed on the basis of a 360-day year and actual days elapsed.

          "Subordination Agreement" means the Subordination Agreement dated on or about the date hereof between Lender, Borrower, Guarantor and Seller.

          "Unmatured Default" means any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

          "Securities Purchase Agreement" means the Security Purchase Agreement dated on or about the date hereof, among Guarantor, Weston Presidio Capital II, L.P. and the other Investors set forth in Exhibit I thereto.

          Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement other than those defined in Section 1, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them in the Uniform Commercial Code as is enacted in any applicable jurisdiction.

          Section 1.3.  Construction.

          (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

          (b) Neither this Agreement nor any uncertainty or ambiguity herein may be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                   Section 2

                                     LOAN

          Section 2.1. The Loan. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender shall advance to Borrower, and Borrower shall borrow from Lender, a senior secured term loan in the amount of Two Million and No/100 Dollars ($2,000,000) which is evidenced by the Note. The proceeds of the Loan must be used by Borrower for part of the purchase price paid by Borrower to acquire the assets of Seller pursuant to the Asset Purchase Agreement and to fund the closing costs incurred in connection with the transactions contemplated in this Agreement.

          Section 2.2. Term and Repayment of Loan. The "Term" of the Loan is seventy-two (72) months and is payable in (i) a single payment on the first day of August of interest accrued on the unpaid principal balance at the Stated Rate from the date of the initial Advance to July 31, (ii) two (2) payments of interest only on the first day of the following two calendar months of interest accrued on the unpaid principal balance at the Stated Rate for the preceding calendar month, (iii) sixty-nine (69) consecutive monthly installments of Forty Thousand One Hundred Two and 06/100 Dollars ($40,102.06) on the first day of each calendar month thereafter, with all unpaid principal and interest due and payable in full on the final installment date. All payments of principal and interest must be paid in full without setoff, deduction or counterclaim. Lender will debit the Lock Box Accounts maintained pursuant to the Lock Box Agreement for payment of each monthly installment of amounts due and payable pursuant to this Agreement. Borrower shall satisfy any Obligations not paid by such deductions by direct payment to Lender at 500 Hyde Park, Doylestown, PA 18901.

          Section 2.3. Prepayment. The Loan is not subject to prepayment or redemption in whole or in part prior to the expiration of the Term.

          Section 2.4. Late Payments. If Borrower fails to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such payment can not be made by debit from the Lock Box Accounts and such failure continues for five (5) business days after nonpayment, a late charge by way of damages to the extent provided in this
Section 2.4 is immediately due and payable. Borrower recognizes that default by Borrower in making the payments herein agreed to be paid when due will result in the Lender incurring additional expenses, in loss to the Lender of the use of the money due and in frustration to the Lender in meeting its other commitments. Lender is entitled to damages for the detriment caused thereby, but it is extremely difficult and impractical to ascertain the extent of such damages. Borrower shall pay on demand a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) business days after the date it is due and payable is a reasonable estimate of the damages to the Lender. If any part of the principal or interest is not paid when due, it thereafter bears interest at the rate of eighteen percent (18%) per annum from and as of the date of delinquency until paid, provided, however, that any amount due pursuant to the preceding sentence must be deducted from the amount due pursuant to this sentence. If the specified interest rate at any time exceeds the maximum rate allowed by law, then the applicable interest rate is reduced to the maximum rate allowed by law.

          Section 2.5. Conditions to the Closing. The obligation of Lender to make an Advance on the Closing Date is subject to Lender's determination that Borrower has satisfied the following conditions on the Closing Date:

          (a) The representations and warranties set forth in this Agreement and in the Other Loan Documents are true and correct on and as of the date hereof and are true and correct in all material respects as of the Closing Date and Borrower has performed all obligations required to have been performed by it hereunder prior to Closing Date.

          (b) Borrower has executed and delivered to Lender (or caused to be executed and delivered to Lender by the appropriate Persons) the following:

                  (i)   this Agreement;

                  (ii)  the Note;

                  (iii)   UCC-1 Financing Statements;

                  (iv)    the Guaranty;

                  (v)     the Subordination Agreement;

                  (vi)    the Pledge Agreement;

                  (vii)   the Lock Box Agreement;

                  (viii)  the Assignment of Management Services Agreement;

                  (ix)    the Assignment of Acquisition Instruments;

                  (x)     the Assumption Agreement;

                  (xi) evidence satisfactory to Lender that the transactions contemplated by the Asset Purchase Agreement and the Venture Capital Agreement have been consummated in accordance with the terms of such agreements;

                  (xii) evidence satisfactory to Lender that Borrower is a limited liability company and Guarantor is a corporation duly formed, validly existing and in good standing in the state in which it was formed and in each state in which it is authorized to do business;

                  (xiii) certificates of insurance that evidence the insurance coverage and policy provisions required by this Agreement and in the Loan Documents;

                  (xiv) pay-off letters, UCC Termination Statement and Lien Releases as required to grant Lender a first priority security interest, other than Permitted Liens, in Collateral pledged as security for repayment of the Loan;

                  (xv) signature and incumbency certificate of Borrower and Guarantor;

                  (xvi) certified copies of resolutions of the members of Borrower and the Board of Directors of Guarantor authorizing the execution and delivery of the Loan Documents to be executed by Borrower and Guarantor;

                  (xvii) copies of the Articles of Organization of Borrower and Articles of Incorporation of Guarantor certified by the applicable Secretary of State;

                  (xviii) copies of the Regulations of Borrower and Bylaws of Guarantor certified by an officer thereof;

                  (xix) certified copies of the Asset Purchase Agreement and all documents executed and delivered in connection with the transactions contemplated thereby satisfactory in form and substance to Lender;

                  (xx) certified copies of the Venture Capital Agreement and all other documents executed and delivered in connection with the transactions contemplated thereby satisfactory in form and substance to Lender;

                  (xxi) certified copy of the Management Services Agreement satisfactory in form and substance to Lender;

                  (xxii) the consent of Western Presidio Capital II, L.P. and the other Investors set forth in Exhibit I to the Venture Capital Agreement to the terms of this transaction;

                  (xxiii) the written opinion of counsel to Borrower and Guarantor issued on the Closing Date and satisfactory to Lender in scope and substance; and

                  (xxiv) a certificate from an officer of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

          (c) Borrower has paid closing fees to Lender including Lender's reasonable legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

          (d) Neither an Event of Default nor an Unmatured Default has occurred and is continuing.

          (e) None of Borrower, Seller nor Guarantor has suffered a material adverse change in its business, operations or financial condition from that reflected in the Financial Statements of Borrower and Guarantor or Seller delivered to Lender or otherwise.

          (f) Lender has received such additional supporting documents, certificates and assurances as Lender reasonably requests which are satisfactory to Lender in form and substance.


                                   Section 3

                               SECURITY INTEREST

          Section 3.1. Grant of Security Interest. In order to secure prompt payment and performance of the Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located, subject only to Permitted Liens. This security interest in the Collateral attaches to all Collateral without further action on the part of Lender or Borrower. Borrower shall keep the Collateral at 906 West Randol Mill Road, Arlington, Texas 76012.

          The Collateral consists of the following, together with such third-party consents, lien waivers and estoppel certificates as Lender reasonably requires:

          (a) all of Borrower's equipment and machinery listed on Schedule 3.1 and all machine tools, motors, tools, parts, attachments, accessories, accessions, replacements, upgrades, substitutions, additions and improvements related thereto, wherever located, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds;

          (b) all of Borrower's right, title and interest in and to the Accounts, whether presently existing or hereafter arising, and all contract rights, instruments, notes, securities, drafts, documents, chattel paper and all other forms of obligations owing to Borrower or Seller arising out of the sale or lease of goods or the rendition of services, whether or not earned by performance, and any and all credit insurance, guarantees and other security therefor, as well as all merchandise returned to or reclaimed by Borrower or Seller and all of Borrower's Books relating to any of the foregoing, and the Proceeds of any of the foregoing, including the pledge to it of the Borrower's interest in the Accounts, cash and non-cash Proceeds. Notwithstanding the foregoing or any other provision hereof, Lender's Lien on and security interest in the Collateral described in this clause (b) will be released if the Other Loan Agreement with DVIBC has been terminated and the conditions contained in
Section 7.17 have been satisfied;

          (c) all of Borrower's presently existing and hereafter acquired general intangibles (including, Borrower's rights and interest under the Management Services Agreement, and any and all choices in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogues, deposit accounts and tax refunds) other than goods and accounts, as well as all of Borrower's Books relating to any of the foregoing, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds; and

          (d) all of Borrower's presently existing and hereafter acquired inventory including, without limitation, goods held for sale or lease or to be furnished under a contract of service, wherever located, and any documents of title representing any of the above, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds.


                                   Section 4

                           SPECIFIC REPRESENTATIONS

          Section 4.1. Name of Borrower. The exact name of Borrower is MHOA Texas I, L.L.C. Borrower was formed under the laws of the State of Texas. The following are all previous legal names of Borrower: None. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

          Section 4.2. Mergers and Consolidations. Other than the merger with MHOA Texas I, Inc., a Texas corporation, no entity has merged into Borrower or been consolidated with Borrower.

          Section 4.3. Purchase of Assets. Other than pursuant to the Asset Purchase Agreement, no entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

          Section 4.4. Change of Name or Identity. Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification of Lender.

          Section 4.5. Corporate Structure. Guarantor, Seller and the Metroplex Providers hold one hundred percent (100%) of the member interests in Borrower. Such member interests are the sole authorized and outstanding security interests in Borrower.


                                   Section 5

                       PROVISIONS CONCERNING COLLATERAL

          Section 5.1. Title. Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement are fully perfected first-priority Liens, in and to the Collateral with priority over the rights of every person in the Collateral, free, clear and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

          Section 5.2. No Warranties. This Agreement is solely a financing agreement. Borrower acknowledges that with respect to the appropriate
Collateral: the Collateral has or will have been selected and acquired solely by Borrower for Borrower's purposes; Lender is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacturer selected by Borrower; Borrower is satisfied that the Collateral is suitable and fit for its purposes; and LENDER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

          Section 5.3. Further Assurances. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender is entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect.

          Section 5.4.  Intentionally Deleted.

          Section 5.5. Lender's Duty of Care. Lender has no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender will be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower requests or agrees to in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower may be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property may not be deemed to be failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral is borne by Borrower except to the extent Lender breaches the standard of care set forth in this Section 5.5.

          Section 5.6. Borrower's Contracts. Schedule 5.6 attached hereto is a true and complete list of all material contracts and agreements to which Borrower is a party or will become a party pursuant to the assumption of Seller's rights and obligations under the terms of the Asset Purchase Agreement. Borrower remains liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender does not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

          Section 5.7. Reinstatement of Liens. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, the insolvency, bankruptcy, or reorganization of Borrower or such other Person), this Agreement and then Lender's Liens granted hereunder are reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all terminated Liens.

          Section 5.8. Lender Expenses. If Borrower fails to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit or fails to discharge any Lien not permitted hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interest in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof; provided, however, Lender shall make a reasonable attempt to make a prior notification of Borrower if a delay in making such payment would not have a material advise impact on Lender's interest in the Collateral. Any amounts paid or deposited by Lender constitute Lender Expenses, become part of the Obligations, bear interest at the rate of eighteen percent (18%) per annum, and are secured by the Collateral. Any payments made by Lender do not constitute (a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien, and the receipt of the usual official notice for the payment of moneys to a governmental entity is conclusive evidence that the same was validly due and owing.

          Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

          Section 5.9. Inspection of Collateral and Records. During usual business hours, Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value and condition and Borrower shall reimburse Lender for its reasonable costs and expenses in so doing. Lender also has the right at any time or times hereafter, during usual business hours to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement. Lender may directly contact any such accounting firm or service bureau in order to obtain such information.

          Section 5.10. Waivers. Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.


                                   Section 6

                        REPRESENTATIONS AND WARRANTIES

          As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

          Section 6.1. Corporate Status. Borrower is a limited liability company validly existing and in good standing under the laws of the State of Texas; Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware; and each of such entities is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

          Section 6.2. Authorization. The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary company action. Borrower and Guarantor have duly executed and delivered this Agreement and each Loan Document to which they are a party, and each such Loan Document constitutes a valid and binding obligation of Borrower and Guarantor.

          Section 6.3. No Breach. The execution, delivery and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on Collateral; (b) will not violate any provision of the articles of organization or regulations of Borrower or the articles of incorporation or bylaws of Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor or their assets, is bound; (d) do not require any notice to consent by any Governmental Authority; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

          Section 6.4. Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower, or its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

          Section 6.5. Deferred Compensation Plans. Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans. Neither Borrower nor any ERISA Affiliate is or at any time has been a sponsor of, provided, or maintained for any employees any defined benefit plan.

          Section 6.6.  Litigation and Proceedings.  Except as set forth on
Schedule 6.6 attached hereto, there are no outstanding judgments against Borrower or its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 6.6 hereto.

          Section 6.7. Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

          Section 6.8. Laws and Agreements. Borrower is in compliance with all material contracts and agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is in material compliance with all laws applicable to it.

          Section 6.9. Financial Condition. All financial statements and information relating to Borrower, Guarantor, Seller or their assets that have been or may hereafter be delivered by Borrower to Lender are accurate and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower and Guarantor have no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower, Guarantor or Seller since the date of the most recent financial statements submitted to Lender.

           Section 6.10.  Environmental Laws.

          (a) Borrower has obtained all permits, licenses and other authorizations that are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

          (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or to the best knowledge of Borrower and Guarantor threatened against Borrower, relating in any way to Environmental Laws.

          Section 6.11. Insurance. Schedule 6.11 sets forth a complete and accurate list of all policies of fire, liability, product liability, workers' compensation, health, business interruption and other forms of insurance currently in effect with respect to Borrower's business, true copies of which have heretofore been delivered to Lender. All such policies are valid, outstanding and enforceable policies and, to the best knowledge of Borrower, each will remain in full force and effect at least through the respective dates set forth on Schedule 6.11.

          Section 6.12. Ownership of Property. Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and encumbrances, except Permitted Liens. Borrower has the exclusive right to use all such assets.

           Section 6.13.  Health Care Laws.

          (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws applicable to Borrower and is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Health Care Laws.

          (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or to the best knowledge of Borrower and Guarantor threatened against Borrower, relating in any way to Health Care Laws.

          Section 6.14. Cumulative Representations. The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other warranties, representations and agreements that Borrower gives, or cause to be given, to Lender, either now or hereafter.



          Section 6.15. Full Disclosure. No representation, warranty or statement by Borrower or Guarantor contained in this Agreement, any Schedule or any document, instrument or certificate furnished by or on behalf of any of them pursuant to this Agreement contains any untrue, incorrect, incomplete or misleading statement of material fact, or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.

                                   Section 7

                                   COVENANTS

          Section 7.1. Encumbrance of Collateral. Borrower shall not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower except for Liens to Lender and Permitted Liens.

          Section 7.2. Business. Borrower shall engage primarily in business of physician practice management and related services .

          Section 7.3. Condition and Repair. Borrower shall maintain in good repair and working order all material properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

          Section 7.4. Taxes. Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

          Section 7.5. Insurance. Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses. Each such policy must name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender and must provide for thirty (30) days' written notice to Lender before such policy is altered or canceled.

          Section 7.6. Accounting System. Borrower and Guarantor at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts, and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower and Guarantor shall not modify or change their method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation or storage of their accounting records without the accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's and Guarantor's financial condition.

          Section 7.7. Financial Statements. Borrower shall submit monthly financial statements, showing a comparison of actual expenditures to budgeted amounts, with respect to Borrower and Guarantor, to Lender as soon as available, and in any event within thirty (30) days of the end of each month.
Additionally, Borrower shall submit audited financial statements with respect to Borrower and Guarantor to Lender as soon as available, and in any event within one hundred twenty (120) days of the end of each fiscal year. With all financial statements, Borrower shall deliver a certificate of its chief financial officer attesting that to the best of such officer's knowledge no Event of Default or Unmatured Default under this Agreement has occurred and is continuing .

          Section 7.8. Further Information. Borrower and Guarantor shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's or Guarantor's financial condition and any condition or event that constitutes an Event of Default or Unmatured Default under this Agreement. In addition, Borrower and Guarantor authorize Lender to contact credit reporting agencies concerning their credit standing.

          Section 7.9. ERISA Covenants. Borrower shall, and shall cause each ERISA Affiliate to, comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, the failure with which to comply would have a material adverse effect on Borrower's business or financial condition and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person to any person whatsoever with respect to any such plan.

           Section 7.10.  Environmental Covenants.

          (a) Borrower shall comply in all material respects with, and will obtain all permits required by, all Environmental Laws.

          (b) Borrower shall promptly furnish to Lender a copy of any communication from the U.S. Environmental Protection Agency or any other Governmental Authority concerning any possible violation of, or the filing of a lien pursuant to, any Environmental Laws or any occurrence of which Borrower or a Subsidiary would be required to notify any Governmental Authority with jurisdiction over Environmental Laws.

          Section 7.11. Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower may not:

          (a) merge or consolidate with any Person;

          (b) sell, lease or otherwise dispose of its assets having an aggregate value of greater than $100,000 in any twelve month period in any transaction or series of related transactions other than (i) sales in the ordinary course of business, (ii) if being replaced by items of comparable or greater value, provided, Borrower receives the consent of Lender, which will not be unreasonably withheld, to any such transfer having a value greater than $100,000, and (iii) a transfer of assets to Seller pursuant to the terms of the Assumption Agreement;

          (c) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

          (d) acquire interests in any other entity in excess of One Hundred Thousand Dollars ($100,000) in the aggregate in any calendar year in any business (whether by purchase of assets, purchase of stock, merger or otherwise);

          (e) become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents;

          (f) authorize or issue any additional member interests or equity interest; or

          (g) own, hold, lease or operate with any real property nor any other property not necessary or useful to the operation of Borrower's business as it is presently proposed to be conducted.

           Section 7.12.  Health Care Covenants.

          (a) Borrower shall comply in all material respects with, and will obtain all permits required by, all Health Care Laws applicable to it.

          (b) Borrower shall promptly furnish to Lender a copy of any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any Governmental Authority with jurisdiction over Health Care Laws.

          Section 7.13. Distributions. Except as set forth on Schedule 7.13 hereto, Borrower may not make any Distributions nor pay any management fee, consulting fee or any similar fee without the prior written consent of Lender, which may be withheld in its sole discretion.

          Section 7.14. Capital Expenditures. Borrower may not spend nor incur obligations, including the total amount of any capital leases, to acquire fixed or capital assets exceeding One Million Dollars ( $1,000,000) in any fiscal year.

          Section 7.15. Other Debt. (a) Borrower may not incur any direct or contingent liabilities, including capital leases, in an aggregate amount exceeding $100,000 in any twelve month period without Lender's prior written consent, which may not be unreasonably withheld, provided however that Borrower shall provide Lender written notice of its intention to incur any such liability and if such financing can be provided by a third party source such as Lender, offer Lender a right of first offer to provide such financing. In order to comply with the right of first offer contained in this Section, Borrower shall provide Lender with the terms of the proposed financing, including interest rate, term, amount and collateral for the financing. If Lender declines to provide the financing on such terms, or does not respond to Borrower's notice within ten Business Days of receipt thereof, then Borrower can seek alternative financing on such terms, provided Borrower continues to comply with the first sentence of this Section. Lender's decision not to provide any such financing does not waive its right of first offer with respect to any subsequent financing.

          (b)    Nothing contained in this Section 7.15 prohibits Borrower from:

          (i) acquiring goods, supplies or merchandise on normal trade credit;

          (ii) endorsing negotiable instruments, received in the usual course of business; or

          (iii)  obtaining surety bonds in the usual course of business.

          Section 7.16. Debt Service Coverage. Borrower shall maintain as of the last day of each calendar month, beginning September 30, 1997, a debt service coverage ratio of no less than 1.5:1 for the previous twelve calendar month period; provided, that such ratio is calculated on an annualized basis during the first twelve months following the Closing Date.

          "Debt service coverage" means (i) the sum of net income plus depreciation plus amortization plus interest expense, divided by (ii) the sum of capitalized lease payments plus loan payments plus interest expense.

          Section 7.17. Termination of Covenants. If Guarantor (i) successfully completes a public offering of its common stock and other securities registered under the Securities Exchange Act of 1933, as amended, which results in Guarantor receiving net proceeds of Thirty-Five Million Dollars ($35,000,000) or more, or (ii) at the end of any fiscal quarter Guarantor or its successor, by merger or otherwise, attains a net worth of Fifty Million Dollars or more, then the covenants contained in Sections 7.13, 7.14 and 7.15 will no longer apply to the Loan and thereafter will be considered deleted from the Agreement.


                                   Section 8

                               EVENTS OF DEFAULT

          An Event of Default is deemed to exist if any of the following events have occurred and is continuing:

          (a) Borrower fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure continues for five (5) business days after the payment is due;

          (b) Borrower fails to observe or perform any material covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender;

          (c) Borrower fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft or destruction of the Collateral occurs and such assets are not repaired or replaced with five (5) days;

          (d) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal;

          (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

          (f) Final judgment for the payment of money on any claim in excess of $100,000 is rendered against Borrower and remains undischarged for thirty (30) days during which execution is not effectively stayed;

          (g) Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (d) or (e) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

          (h) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise, other than as permitted pursuant to Section 7.11(b);

          (i) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $100,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

          (j) Demand is made for payment of any Indebtedness in excess of $100,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

          (k) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such court order is not revoked or overturned within five (5) days;

          (l) A judgment or other claim in excess of $100,000 becomes a Lien upon any or all of Borrower's assets, other than a Permitted Lien;

          (m) A notice of Lien, levy or assessment in excess of $100,000 is filed of record with respect to any or all of Borrower's assets by any Governmental Authority or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 6.4;

          (n) There is a material impairment of the value of the Collateral which is not insured or priority of Lender's Liens on the Collateral;

          (o) Any of Borrower's assets in excess of $100,000 or any Collateral are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer;

          (p) Any representation or warranty made in writing to Lender by any officer of Borrower in connection with the transaction contemplated in this Agreement is materially incorrect when made;

          (q) Guarantor is in default under the Guaranty or this Loan Agreement or an Event of Default occurs under the Other Loan Documents; or

          (r) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (f), (i), (j), (l), (m) and
(o) hereof exceeds $250,000.


                                   Section 9

                                   REMEDIES

          Section 9.1. Specific Remedies. Upon the occurrence of any Event of
Default:

          (a) Lender may declare all Obligations to be due and payable immediately, whereupon they immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

          (b) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

          (c) Lender may enter any premises of Borrower, with or without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove or copy all records pertaining thereto, or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender that is reasonably convenient to both parties.

          (d) Lender may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operation, demonstrate and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral. Lender may use and operate equipment of Borrower in order to process or finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

          (e) Lender may pay, purchase, contest, or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

          (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for Accounts or other Collateral; (ii) sign Borrower's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to Collateral, and hold all other mail available for pickup by Borrower.

          (g) Lender may sell the Collateral at public or private sale and is not required to repossess Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral is satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition by any of the methods provided in Section 11.5 hereof. Borrower will be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower continues to be liable for any deficiency remaining after the Collateral is sold or collected.

          (h) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

          (i) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral at any public sale and is entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

          Section 9.2. Power of Attorney. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power after the occurrence of an Event of Default:
(a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (d) to send requests for verification of Accounts; (e) to execute UCC Financing Statements; and (f) to do all things necessary to carry out this Agreement. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender shall not exercise the power granted in clauses 9.2(a) through 9.2(c) prior to the occurrence of an Event of Default and shall not exercise the power granted in clause 9.2(d) prior to notification of Borrower of its intent to do so, but such limitations do not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender is entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

          Section 9.3. Expenses Secured. All expenses, including reasonable attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in the Other Loan Documents or by law shall be payable by Borrower to Lender, are part of the Obligations, and are secured by the Collateral.

          Section 9.4. Equitable Relief. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, in certain cases no remedy of law will provide adequate relief to Lender, and Lender is entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          Section 9.5. Remedies Are Cumulative. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy may be deemed to be an election. No delay by Lender constitutes a waiver, election, or acquiescence by it. Borrower on its behalf waives any rights to require Lender to proceed against Guarantor or any other party; or proceed against or exhaust any security held from Guarantor or any other party. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any obligations of Guarantor, or of any other party at any time directly or contingently liable for payment of any of the obligations of Guarantor; (ii) accept partial payments of the obligations of Guarantor; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligations of Guarantor and the security therefor in any manner; or (iv) consent to the transfer or sale of any security or bid and purchase at any sale of any security of Guarantor. The validity of this Agreement and the Obligations of Borrower are not terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against Guarantor or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any obligations of Guarantor. Borrower is not released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the obligations of Guarantor or to protect the property covered by such security interest.

                                  Section 10

                                   INDEMNITY

          Section 10.1. General Indemnity. BORROWER SHALL UNCONDITIONALLY PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY LOSS, COST, LIABILITY (INCLUDING NEGLIGENCE, TORT AND STRICT LIABILITY), EXPENSE, DAMAGE, SUITS, DEMANDS OR CLAIMS (INCLUDING FEES AND DISBURSEMENTS OF COUNSEL) ON ACCOUNT OF ANY SUIT OR PROCEEDING BEFORE ANY GOVERNMENTAL AUTHORITY WHICH ARISES FROM THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT OR OTHERWISE ARISING IN CONNECTION WITH OR RELATING TO THE LOAN AND ANY SECURITY THEREFOR, UNLESS SUCH SUIT, CLAIM OR DAMAGES ARE CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MALFEASANCE OF LENDER OR ITS DIRECTORS, OFFICER, AGENTS OR EMPLOYEES. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower survives the termination of this Agreement and the repayment of the Note.

          Section 10.2. Specific Environmental Indemnity. Borrower shall unconditionally protect, indemnify, defend and hold harmless Lender, its directors, officers, employees and agents against any loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits, demands or claim (including fees and disbursements of counsel) arising under any Environmental Laws having jurisdiction over the property or assets of Borrower or any portion thereof or its use.

                                  Section 11

                                 MISCELLANEOUS

          Section 11.1. Delay and Waiver. No delay or omission to exercise any right impairs any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion is limited to that particular occasion.

          Section 11.2, Complete Agreement. This Agreement and the Schedules are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

          Section 11.3. Severability; Headings. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement is unaffected thereby. The section headings herein are included for convenience only and may not be deemed to be a part of this Agreement.

          Section 11.4. Binding Effect. This Agreement is binding upon and inures to the benefit of the respective legal representatives, successors and assigns of the parties hereto; provided however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who thereupon has all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) is then relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

          Section 11.5. Notices. Any notices under or pursuant to this Agreement are deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, facsimile, or similar electronic medium to the following addresses:

          To Borrower:   MHOA Texas I, L.L.C.
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia 30328
                         Attention: Thomas Rodgers

                         Telephone: (770) 673-1964
                         Facsimile: (770) 673-1970

          To Guarantor:  Physician Health Corporation
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia 30328
                         Attention: Sarah Garvins

                         Telephone: (770) 673-1964
                         Facsimile: (770) 673-1970

          To Lender:     DVI Financial Services Inc.
                         500 Hyde Park
                         Doylestown, PA 18901
                         Attention: Michael A. O'Hanlon

                         Telephone: (215) 345-6600
                         Facsimile: (215) 230-8108

          Copies to:     Jeffrey J. Wong, Esq.
                         Cooper, White & Cooper
                         201 California Street
                         17th Floor
                         San Francisco, CA 94111

                         Telephone: (415) 433-1900
                         Facsimile: (415) 433-5530

          Any party may change such address by sending notice of the change to the other parties; such change of address is effective only upon actual receipt of the notice by the other parties.



          Section 11.6. Governing Law. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA.

          Section 11.7. Jurisdiction. The state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding are effective if mailed to Borrower at its address described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

          Section 11.8.  Waiver of Trial by Jury.   LENDER, GUARANTOR AND
BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER, GUARANTOR AND BORROWER.

          IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Agreement by their duly authorized officers as of the date first above written.

BORROWER:                               LENDER:

MHOA TEXAS I, L.L.C.                    DVI FINANCIAL SERVICES INC.

By: /s/ Sarah C. Garvin
   ---------------------------
   Sarah C. Garvin                      By: /s/ Raymond Fear
   President                               ------------------------------------
                                           Raymond Fear
                                           Vice President
GUARANTOR:

PHYSICIAN HEALTH CORPORATION


By: /s/ Sarah C. Garvin
   ---------------------------
   Sarah C. Garvin
   President

                                 Schedule 1.1

                                Permitted Liens

1. Those liens listed on Schedule 3.16 of that certain Asset Purchase and Contribution Agreement dated as of June 16, 1997, executed by and between Borrower, Seller and certain other parties (the "Purchase Agreement"), and all other Permitted Encumbrances, as defined therein.

2. Lien and security interest created in favor of DVIBC on the Collateral described in Section 3.1(b) pursuant to a Loan and Security Agreement dated as of the date of this Agreement, which Lien and security interest are intended by all parties to be prior to the Liens and security interests of this Agreement.

                                 SCHEDULE 3.1

                                  LOAN NO. 6
                                  ----------


                1.    Varian 2100C Linear Accelerator

                2.    I-Flow Infusion Pumps

                3.    Miscellaneous medical equipment


And all equipment and assets listed as Personal Property in Schedule 3.12 of the Purchase Agreement.

                                 Schedule 5.6

                              Material Contracts

1.   The Management Agreement.

2. The Benefit Agreements, Employee/Contract Labor Agreements, Real Property Leases (for business space only) and Services Contracts listed on Schedule 3.20 of the Purchase Agreement and assumed by Borrower thereunder.

                                 Schedule 6.6

                          Litigation and Proceedings

                                     None

                                 Schedule 6.11

                                   Insurance

Those insurance policies described in the certificates attached hereto.

                                 Schedule 7.13

                            Permitted Distributions

     Borrower is permitted to make Distributions to Guarantor provided after such payment Borrower continues to satisfy the debt service coverage ratio set forth in Section 7.16.

                          [CERTIFICATE APPEARS HERE]

                          [CERTIFICATE APPEARS HERE]